Exhibit 10.14

Ionis Pharmaceuticals, Inc.

2011 Equity Incentive Plan

Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement and in consideration of your services, Ionis Pharmaceuticals, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2011 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the earlier of (i) signing (or electronic acceptance) by you of the Restricted Stock Unit Grant Notice to which it is attached, and (ii) your receipt of shares of Common Stock under this Restricted Stock Unit Agreement. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. In the event of any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.           Grant of the Award. This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Common Stock to be issued in respect of the Award.

2.           Vesting.

(a)         In General. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the shares of Common Stock to be issued in respect of the Award.

3.           Number of Shares.

(a)         The number of Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)         Any additional Stock Units that become subject to the Award pursuant to this Section 3 and Section 7, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

1.

(c)         Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.           Securities Law Compliance. You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.           Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Award as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Award.

(a)         Death. Your Award is transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b)         Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

(c)         Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award or your right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

2.

6.           Date of Issuance.

(a)          If the Award is exempt from application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 3 above that relate to those vested Stock Units on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time (the “Policy”) or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell shares of the Company’s common stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, in each case as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the shares covered by the Award vest. Delivery of the shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b)         The provisions of this Section 6(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provides for acceleration of vesting of the Award upon your separation from service (as such term is defined in section 409A(a)(2)(A)(i) of the Code and applicable guidance thereunder (“Separation From Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 6(b) shall supersede anything to the contrary in Section 6(a).

(i)         If the Award vests in ordinary course during your Continuous Service in accordance with the vesting schedule set forth in the Grant Notice, in no event will the shares to be issued in respect of your Award be issued any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

3.

(ii)        If the Award accelerates vesting under the terms of your Non-Exempt Severance Arrangement in connection with your Separation From Service, and such vesting acceleration provisions of your Non-Exempt Severance Arrangement were in effect as of the date of grant of the Award and therefore part of the terms of the Award as of the date of grant, then the shares will be earlier issued in respect of your Award upon your Separation From Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation From Service. However, if at the time the shares would otherwise be issued you are subject to the distribution limitations contained in section 409A of the Code applicable to “specified employees” as defined in section 409A(a)(2)(B)(i) of the Code and applicable guidance thereunder, such share issuances shall not be made before the date which is six months following the date of your Separation From Service, or, if earlier, the date of your death that occurs within such six month period.

(iii)       If the Award accelerates vesting under the terms of your Non-Exempt Severance Arrangement in connection with your Separation From Service, and such vesting acceleration provisions of your Non-Exempt Severance Arrangement were not in effect as of the date of grant of the Award and therefore not a part of the terms of the Award on the date of grant, then such acceleration of vesting of the Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth on the Grant Notice as if they had vested in ordinary course during your Continuous Service, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treas. Reg. 1.409A-3(a)(4).

(c)          The provisions in this Agreement for delivery of the shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of the shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

7.           Dividends. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares to be issued in respect of the Stock Units covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional Stock Units covered by the Award, and further provided that such additional Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Stock Units subject to the Award with respect to which they relate.

8.           Restrictive Legends. The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

9.           Award not a Service Contract.

(a)          Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

4.

(b)          By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.         Withholding Obligations.

(a)          On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

5.

(b)         Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)         In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d)         If specified in your Grant Notice and permitted by the Company, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11.         Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.         Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s insider-trading policy and agree that you may sell shares only in compliance with such policy, in effect from time to time.

13.         Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

6.

14.         Miscellaneous.

(a)         The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)         You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)         You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)         This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)         All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.         Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16.         Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.         Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

7.

18.         Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

19.         Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

8.